EXHIBIT 16.1

January 28, 2013

Securities and Exchange Commission

100 F Street, N.W.

Washington, DC

Dear Sirs/Madams:

We have read Item 4.01 of the Joway Health Industries Group, Inc. Form 8-K dated January 25, 2013, and agree with the statements concerning our firm contained therein.

Very truly yours,

/s/ SHERB & CO., LLP